SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-53000 (Commission File Number)	38-3750924 (IRS Employer Identification No.)

90 Madison Street, Suite 700, Denver, Colorado 80206
 (Address of principal executive offices)          (Zip Code)

(303) 297-1902
Registrant’s telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, on February 2, 2012, the registrant’s lenders gave notice of the occurrence of an event of default under its promissory notes secured by all of the registrant’s assets and declared that the entire unpaid principal balance of the notes and all accrued and unpaid interest thereon was immediately due and payable.  The registrant was unable to pay the lenders in full by the February 3, 2012 deadline.

On February 8, 2012, the registrant received notice from the lenders that they would sell the registrant’s assets to the highest qualified bidder in a public sale to be held on February 21, 2012 at 10:00 a.m. Mountain Time at the offices of Davis Graham & Stubbs LLP in Denver, Colorado.  If the lenders are the highest bidder and a deficiency remains, the lenders reserve all rights and remedies with respect to other assets and property of the registrant.  The lenders also reserve the right to refuse any bid for any reason whatsoever and the right to postpone, adjourn, delay, discontinue or cancel the sale for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPICY PICKLE FRANCHISING, INC.

February 8, 2012	By: /s/ Mark Laramie
Mark Laramie Chief Executive Officer